Exhibit 99

                             UNITED BANCSHARES, INC.

                         250,000 Shares of Common Stock


     United Bancshares, Inc., (the "Company"), is offering 250,000 Shares of its $.01 par value Common Stock (the "Common Stock") on a best efforts basis at a price of $12.00 per share (individually "Share," or collectively "Shares") (the "Offering").

     Securities will be sold initially on a pro-rata basis only to investors who are security holders of the Company as of the date of this Offering Memorandum which is May 19, 1997. In any event no securities will be sold to any person who is not a security holder of the Company.

     The Company reserves the right to either increase or decrease the number of Shares offered at its sole discretion. The Company also reserves the right at its sole discretion to accept subscriptions only in certain increments. The Company has a class of 2,000,000 shares of $.01 par value common stock (the "Common Stock") of which approximately 818,555 shares were issued and outstanding as of the date of this Offering Memorandum. The Company also has a class of Series Preferred Stock of which one series has been designated (the "Series A Preferred Stock"). The Preferred Stock is non-voting and has been accorded limited rights under the Certificate of Designations, Preferences and Rights of a First Series of Preferred Stock on file with the Company and attached to the Articles of Incorporation of the Company filed with the Secretary of State, Commonwealth of Pennsylvania (the "Certificate of Designations"). Upon the declaration of any dividend by the Company, the Certificate of Designations provides that each of the Series A Preferred Shares will be accorded a non-cumulative dividend preference equal to the purchase price of the Preferred Stock multiplied by 6% per annum prior to the payment of any dividend on account of any other class or series of the Company's stock (the "Dividend Preference"). As of the date of this Offering Memorandum, 93,150 Series A Preferred Shares were issued and outstanding.

     Prior to this offering, there has been no market for the Common Stock, and there can be no assurance that an active or liquid trading market will develop.

                    INVESTMENTS IN THESE UNITS INVOLVE A HIGH
                                 DEGREE OF RISK.
                               SEE "RISK FACTORS"

         THE SHARES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE
       SECURITIES ACT OF 1933, AS AMENDED, AND THE PENNSYLVANIA SECURITIES
               ACT OF 1972, AND HAVE NOT BEEN REGISTERED WITH THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAVE THEY BEEN APPROVED OR
            DISAPPROVED BY THE PENNSYLVANIA DEPARTMENT OF BANKING OR
        PENNSYLVANIA SECURITIES COMMISSION OR THE FEDERAL RESERVE BOARD.
           NEITHER THE PENNSYLVANIA DEPARTMENT OF BANKING PENNSYLVANIA
           SECURITIES AND EXCHANGE COMMISSION, SECURITIES AND EXCHANGE
          COMMISSION NOR THE FEDERAL RESERVE BOARD HAS PASSED UPON THE
              ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Offering Memorandum is May 19, 1997.

     The Company is a shell bank holding company formed on April 8, 1993, for United Bank of Philadelphia (the "Bank"). The Bank was organized and is incorporated under the laws of the Commonwealth of Pennsylvania, is a member of the Federal Reserve System (the "FRS"), and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank opened to the public on Monday, March 23, 1992, after receiving its Certificate of Authorization to do Business (the "Charter") from the Commonwealth of Pennsylvania. The Bank operates from six branch facilities located at: 714 Market Street, Philadelphia, Pennsylvania; 1562 East Wadsworth Avenue, Philadelphia, Pennsylvania; 2 Penn Center, Philadelphia, Pennsylvania; 38th Street and Lancaster Avenue, Philadelphia, Pennsylvania; 4806 Frankford Avenue, Philadelphia, Pennsylvania; and 2820 West Girard Avenue, Philadelphia, Pennsylvania.

     The Company currently acts solely as a shell for the purpose of management of the affairs of the Bank. The Company does not anticipate engaging in any other business or transaction other than the management of the affairs of the Bank for the foreseeable future.

                      -------------------------------------

         NO AGENT OR OFFICER OF THE COMPANY OR ANY OTHER PERSON HAS BEEN
                AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
           REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE OFFERING
             MEMORANDUM, AND IF GIVEN OR MADE, SUCH INFORMATION AND
            REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN
                           AUTHORIZED BY THE COMPANY.

                      ------------------------------------

     The Company, through its officers and directors, is hereby offering on a best efforts basis an aggregate of 250,000 shares. The purchase price per Share is $12.00. The Shares will be offered only to existing security holders of the Company initially on a pro-rata basis. The offering will continue until September 30, 1997, unless extended in the discretion of the Company (the later of such dates being hereinafter referred to as the "Expiration Date"). No selling fees or commissions will be paid by the Company in connection with the offering. The Company may accept subscriptions for Shares when and as received and may, in its sole discretion, reject any subscription tendered.

                     --------------------------------------

          THE SECURITIES OFFERED HEREBY WILL BE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY. SEE "RISK FACTORS - LIMITED
                                TRANSFERABILITY"

                      -------------------------------------


       EACH INVESTOR, AT HIS OWN EXPENSE, SHOULD CONSULT HIS OWN COUNSEL,
         ACCOUNTANTS AND/OR BUSINESS ADVISORS CONCERNING LEGAL, TAX AND
          OTHER RELATED MATTERS REGARDING AN INVESTMENT IN THE SHARES.

                       -----------------------------------

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
         ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING
          MEMORANDUM IN CONNECTION WITH THIS OFFERING, AND, IF GIVEN OR
        MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON
             AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS OFFERING
         MEMORANDUM DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN
         WHICH AN OFFER MAY NOT LEGALLY BE MADE. NEITHER THE DELIVERY OF
        THIS OFFERING MEMORANDUM NOR ANY SALES OF UNITS HEREUNDER SHALL,
         UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS
         BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS
                              OFFERING MEMORANDUM.

                      -------------------------------------

           TWO-DAY RIGHT OF RECISION FOR PENNSYLVANIA RESIDENTS: UNDER
         SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, ANY
        RESIDENT OF PENNSYLVANIA WHO SUBSCRIBES FOR SHARES HAS THE RIGHT
         TO TERMINATE HIS OR HER SUBSCRIPTION, WITHOUT LIABILITY TO THE
         COMPANY OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS AFTER THE
                COMPANY RECEIVES HIS OR HER EXECUTED SUBSCRIPTION
               AGREEMENT, WHICH CONTAINS A NOTICE AS TO HIS OR HER
                          RIGHTS UNDER SECTION 207(m).
                    SEE "THE OFFERING - RIGHT OF WITHDRAWAL."

                     ---------------------------------------

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS
         OF ANY STATE OR JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF
         THE ACT AND SUCH OTHER SECURITIES LAWS. THE SECURITIES OFFERED
        HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE
         AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SUCH SECURITIES ARE
          REGISTERED UNDER THE ACT AND SUCH OTHER SECURITIES LAWS OR AN
          EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND SUCH OTHER
                               LAWS IS AVAILABLE.

                     ---------------------------------------

             THERE IS NO PUBLIC MARKET FOR THE SECURITIES, AND IT IS
              NOT EXPECTED THAT A PUBLIC MARKET WILL DEVELOP IN THE
                               FORESEEABLE FUTURE.
               FURTHERMORE, SECURITIES LAWS SEVERELY RESTRICT THE
          TRANSFERABILITY OF THE SECURITIES. THUS, THE SHARES SHOULD BE
                   CONSIDERED FOR PURCHASE ONLY AS A LONG-TERM
                                   INVESTMENT.

                      -------------------------------------

          THIS OFFERING MEMORANDUM CONTAINS ESSENTIAL INFORMATION ABOUT THE COMPANY AND THE SECURITIES BEING OFFERED HEREBY. EACH OFFEREE SHOULD REVIEW CAREFULLY THIS OFFERING MEMORANDUM IN ITS ENTIRETY
         AND THE EXHIBITS HERETO BEFORE DECIDING TO ACQUIRE ANY SHARES.

                     ---------------------------------------

       EACH INVESTOR AND HIS/HER ADVISORS WILL BE GIVEN, UPON REQUEST, THE
         OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE
         COMPANY AND ITS OFFICERS AND DIRECTORS CONCERNING THIS OFFERING
        AND TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE
             ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFERING
                                   MEMORANDUM.

                     ---------------------------------------

THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF THE SHAREHOLDER INTERESTED IN THE SECURITIES, AND CONSTITUTES AN OFFER ONLY TO THE SHAREHOLDER TO WHICH THIS MEMORANDUM WAS ORIGINALLY DELIVERED. DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN SUCH SHAREHOLDER AND THOSE PERSONS RETAINED TO ADVISE SUCH SHAREHOLDER WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS WITHOUT THE PRIOR WRITTEN CONSENT OF UNITED BANCSHARES, INC. IS PROHIBITED. EACH SHAREHOLDER, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN IT AND ALL OTHER DOCUMENTS RECEIVED BY SUCH SHAREHOLDER TO THE OFFICES OF THE COMPANY IF: (1) SUCH SHAREHOLDER DOES NOT SUBSCRIBE FOR THE PURCHASE OF ANY STOCK; (2) THE SHAREHOLDER'S SUBSCRIPTION AGREEMENT IS NOT ACCEPTED BY THE COMPANY; OR (3) THIS OFFERING IS TERMINATED. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                     SUMMARY

                             SUMMARY OF THE OFFERING

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Memorandum and should be read in conjunction there with.

                                  COMPANY SUMMARY

     The Company, is an African-American controlled and managed shell bank holding company for United Bank of Philadelphia (the "Bank"), a commercial bank chartered by the Pennsylvania Department of Banking and a member of the Federal Reserve System. The Bank focuses on providing full service community banking in Philadelphia neighborhoods that have traditionally been underserviced by commercial banks.

     The Bank. The Bank operates as an African-American-controlled and managed commercial bank chartered by the Pennsylvania Department of Banking. The Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), and the Bank is a member of the Federal Reserve System (the "FRS").

     Services and Market Area. The Bank offers a wide range of consumer and commercial banking services in Philadelphia with an emphasis on service to neighborhoods and local communities. As a community bank, the Bank seeks to be flexible and responsive to the needs of the residents in the areas it serves.

     Management. The Bank is under the direction of its Founder, Chairman of the Board, President and Chief Executive Officer of the Company and the Bank, Emma
C. Chappell, who has in excess of 38 years of commercial banking experience in the Philadelphia metropolitan area. Dr. Chappell, and certain other directors of the Bank, are actively involved in the business, academic, and religious leadership of the African-American community in Philadelphia.

     William X. Smith serves as Executive Vice President and Chief Operating Officer of the Bank. Mr. Smith has extensive experience in the field of commercial banking and serves in his capacity pursuant to a two year employment agreement with the Bank.

     Office Locations. The Bank conducts all its banking activities through its six offices located as follows: (i) Main Branch 714 Market Street, Philadelphia, PA; (ii) Center City Branch Two Penn Center, Philadelphia, PA; (iii) Mount Airy Branch 1562 East Wadsworth Avenue, Philadelphia, PA; and (iv) Frankford Branch 4806 Frankford Avenue, Philadelphia, PA; (v) West Philadelphia Branch 38th Street and Lancaster Avenue, Philadelphia, Pennsylvania; and (vi) 2820 West Girard Avenue, Philadelphia, Pennsylvania. Through these locations, the Bank offers a broad range of commercial and consumer banking services. Although the Bank's primary service area for Community Reinvestment Act purposes is Philadelphia County, it also services the Delaware Valley, which consists of portions of Montgomery, Bucks, Chester, and Delaware

Counties in Pennsylvania; New Castle County in Delaware; and Camden, Burlington, and Glouchester Counties in New Jersey (the "Delaware Valley").

                                OFFERING SUMMARY

     The following summary of certain terms and conditions of the offering of Shares of the Company is qualified in its entirety by reference to the actual documents to which this summary relates.


Securities Offered:                 250,000 Shares of Common Stock on a best
                                    effort basis, only to security  holders
                                    of record as of the date of this offering
                                    memorandum on a pro-rata basis.

Gross Proceeds:                     $3,000,000 maximum

Price:                              $12.00 per share

Minimum Investment:                 None

Maximum Investment:                 None

Registration Rights
(Restrictions on Transfer)          The Shares will not be registered under the Securities Exchange
                                    Act of 1933 (the "Act") or the securities laws of any jurisdiction.
                                    The shareholders will have no rights to require that the Shares be registered.  It is uncertain whether registration will take place in the future.  In order to ensure compliance with applicable federal and state securities laws, the Subscription Agreement will provide that no transfer of the Shares may be made except upon receipt by the
                                    Company of an opinion of counsel satisfactory to it in form and substance that the proposed transfer will not require registration under the Act or any state securities laws.

Use of Proceeds:                    The  Company  will  receive proceeds of approximately $3,000,000 in the case of the  maximum  offering.  The Company intends to use the net proceeds to contribute capital to  the  Bank  as  is
                                    necessary for  expansion  and  provision of financial services in  neighborhoods that have been traditionally underserved.

Tax Considerations:                 Prospective purchasers of the Shares are urged to consult with their tax advisors prior to making an investment in the Shares.



2




Subscription
Agreement:                          The purchase of the Shares shall be made pursuant to a
                                    Subscription Agreement which shall contain, among other things, customary representations and warranties by the Company, certain covenants of the Company, and such investment representations by the purchaser as may be required by the Act and the applicable
                                    "blue sky" laws.  A form of Subscription Agreement is included with this Offering Memorandum.

Expenses:                           All proposed purchasers of the Shares will be responsible for their own costs, fees and expenses, including the costs, fees and expenses of their counsel and other advisors.


                         INVESTOR SUITABILITY STANDARDS

     The Shares (also referred to as the "Securities") represent a non-liquid investment. Consequently, the Shares are suitable only for persons who have no need for liquidity in their investment. No public market exists for the Shares, and it is unlikely that a public market will develop in the foreseeable future. Moreover, there are substantial restrictions on the transferability of the Securities. Accordingly, holders of the Shares may not be able to liquidate their investment in the event of an emergency or for any other reason.

     Securities will be sold on a pro-rata basis only to investors who are security holders of the Company as of the date of this Offering Memorandum which is May 10, 1996.


                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES IS SUBJECT TO A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT. PRIOR TO SUBSCRIBING FOR ANY SECURITIES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AMONG OTHERS DESCRIBED ELSEWHERE IN THIS OFFERING MEMORANDUM:

     1. Operating Experience; Operating Losses. Although the Bank has joined the FRS and has FDIC insurance, the Bank and the Company have only approximately five years of operating experience. From the Bank's inception it has experienced only limited profitability. From inception through 1993 and from 1993 through December 31, 1996 the Company experienced losses.

     In 1993 the Company had modest profits, however, these profits did not result from customary bank operations, but from the sale of a loan portfolio. As of March 31, 1997, the

Company has accumulated deficit of $3,554,650. There can be no assurance that the Company will achieve profitable operations in the future. No assurance can be given that the Company will ever pay dividends or that the purchasers of the Common Stock will receive a return on their investment even if the Company is profitable.

     2. Arbitrary Determination of Offering Price. The offering price of $12.00 per unit has been established by the Company's Board of Directors based upon the amount of capital the Company wants to raise, and is not based upon earnings, book value, assets or any other customary measure of value. The offering price should not be regarded as indicative of the actual value of the Stock.

     3. No Dividends. The net proceeds from this Offering, together with any income earned thereon, will be invested in the capital of the Bank and used to fund stability. The ability of the Company to pay cash dividends is indirectly subject to the restrictions set forth in the Pennsylvania Banking Code of 1965, as amended, the Federal Deposit Insurance Act of 1933, as amended, and the Federal Reserve Act. See "Dividend Policies." The Company has not paid any dividends on its stock to date. The Company intends to retain earnings, if any to finance the operations of its business and therefore does not anticipate payment of dividends in the forseeable future. The Company is prohibited from the payment of dividends by the Pennsylvania Banking Code of 1965, the Federal Deposit Insurance Act and the Federal Reserve Act so long as an accumulated deficit exists. The Company anticipates that the accumulated deficit will not be significantly reduced for the forseeable future. The payment of dividends is also subject to the payment of a dividend preference to holders of the Company's Series A Preferred Stock. See "Risk Factors - Preferred Stock; Prior Dividend Right."

     4. Dependence on Key Individuals. As of the date of this Offering Memorandum, the Bank has approximately 70 employees. Emma C. Chappell, Chairman, President and Chief Executive Officer (CEO), has signed an Employment Agreement with the Bank and the Company which commenced on January 1, 1994, which provides for an employment term through December 21, 2000. Although Dr. Chappell has 38 years of banking experience, including significant commercial banking expertise, until becoming CEO of the Bank, she had never been a CEO of a bank. A majority of the Bank's co-founders have no banking experience. Under the Employment Agreement, Dr. Chappell is serving as the Chairman of the Board of Directors, President and Chief Executive Officer of the Bank and the Company. Dr. Chappell, since July 1990, has devoted her efforts entirely to the Bank. From that date to February 29, 1992, Dr. Chappell was compensated as a consultant.

     If for any reason the services of Dr. Chappell or various key Board members or staff were no longer available to the Bank, there is no assurance that a replacement could be found. The unavailability of a replacement for these key individuals could have a materially adverse effect on the Bank. The Bank maintains a life insurance policy on the life of Dr. Chappell in the face amount of $1,000,000 to partially compensate the Bank for the loss of Dr. Chappell's services in the case of her death.

     5. Need for Additional Capital. Bank supervisory authorities generally require that a bank maintain capital equal to a certain percentage of its total assets. The Bank's capital may be reduced by additional operating losses in the future. There may be additional need for capital in the future, and there can be no assurances that the Company will be able to raise sufficient amounts of additional capital if and when needed.

     6. Changing Regulatory Environment. Federal legislation in the past several years has significantly affected the operations of federally insured and regulated financial institutions and has increased competition among savings banks, commercial banks, and other financial institutions. Various legislative proposals have been made which would further deregulate or restructure the financial services industry. It is not possible to predict if any of these proposals will be enacted, or if enacted, what impact they might have on the operation of the Company.

     7. Governmental Monetary Policy and Economic Conditions. The business of the Company will be subject to fluctuations in interest rates and national and local economic conditions as well as consumer confidence in the Bank. These fluctuations are neither predictable nor controllable and may have materially adverse consequences upon the operations and financial condition of the Bank. The Bank's profitability will depend on its ability to attract deposits and make loans and otherwise invest its assets profitably. The Bank's profitability is dependent upon a wide variety of factors, including both the volume of business conducted by the Bank and the Bank's interest rate spread, which is the difference between (i) the interest rate paid by the Bank on its deposits and other interest bearing liabilities, and (ii) the interest rate the Bank receives from its loans, securities and other interest earning assets.

     8. Competition. The banking environment is extremely competitive. In Pennsylvania, in general, and specifically in Philadelphia, larger banks dominate the commercial banking industry. These institutions generally have significantly greater capital than the Bank. They are therefore able to lend significantly more than the Bank to a single customer, and offer services that the Bank does not offer. The Bank will also be subject to competition from other financial institutions such as savings banks, savings and loan associations, credit unions, and others.

     9. Limited Trading Market. Prior to this Offering, there has been no market for the Common Stock and there can be no assurance that a regular trading market will develop or that, if developed, will be sustained. There can be no assurance that an investor will be able to sell his or her shares of Common Stock at any particular time.

     10. Limited Transferability of the Securities. Each prospective investor should consider an investment in the Company to be a long-term investment. There are a variety of restrictions upon the transferability of the Securities Stock

          (a) The Securities will not be registered under the Securities Act of 1993, as amended (the "Act"), or under the securities laws of any other jurisdiction.

          (b) It is unlikely that any market will develop for the purchase and sale of the Securities in the foreseeable future. Consequently, apart from the restrictions referred to above, a holder of the Securities may not be able to liquidate its investment and may be required to retain its investment indefinitely. Furthermore, it is unlikely that the Securities will be acceptable collateral to be pledged or hypothecated to secure a loan or for any other reason.

     11. Preferred Stock; Prior Dividend Rights. The Preferred Stock is entitled to a non-cumulative dividend preference of 6% per annum prior to any dividend being declared on account of ownership of the Common Stock. This prior commitment will reduce the amount available for dividend to the Common Stockholders. See - "Dividend Policies".

     12. Adverse Effect of Warrant Redemption. Pursuant to an offering conducted by the Company in 1995, the Company issued warrants to purchase Common Stock at a purchase price less than the price at which Common Stock is offered in this offering. As a result, over the three year term of the warrants, an investor's ownership will be subject to dilution by warrantholders. See - "Capitalization."

                                 CAPITALIZATION

     The authorized capital stock of the Company is 2,000,000 shares of common stock $.01 par value and 500,000 shares of Series Preferred Stock. As of the date of this Offering Memorandum, the Company has outstanding 818,555 shares of common stock $.01 par value. The Company sold a total of 818,555 shares of the Series A Preferred Stock at $20.00 per share.

     The Company engaged in an offering of warrants to purchase common stock in 1995. Pursuant to this offering warrants to purchase up to 18,465 shares of Common stock at $8.00 per share were exercisable in 1996; warrants to purchase up to 18,465 share of common stock at $9.00 per share are exercisable in 1997; and warrants to purchase up to 18,465 shares of common stock at $10.00 per share are exercisable in 1998. In 1996, warrants for 6,942 shares were exercised. In 1997, as of May 10, 1997, 2,200 warrants were exercised.

     Assuming the Company accepts subscriptions for all 250,000 shares in this offering, the purchasers thereof will have paid an aggregate of $3,000,000 to the Company.

                                 USE OF PROCEEDS

     If the Company sells all 250,000 Shares offered hereby, as to which there can be no assurance, the Company will realize gross proceeds of this offering of $3,000,000. The Company expects to use these proceeds substantially as follows:

Total Proceeds from Offering                                         $3,000,000

Cost of Offering                                                    ($   25,000)

Capital Contribution to United Bank of Philadelphia*                ($2,975,000)

----------

* Investment will be used to augment capital in the Bank and for future expansion.



                                    BUSINESS
General

     The Company is a Pennsylvania corporation formed in April, 1993, to become a shell bank holding company of the Bank. The Company became a holding company for the Bank on October 14, 1994.

     The Company currently acts solely as a shell for the purpose of management of the affairs of the Bank. The Company does not anticipate engaging in any other business or transaction other than the management of the affairs of the Bank for the foreseeable future.


The Bank

     Upon the completion of the Bank's organization, which occurred on March 23, 1992, the Bank commenced operations as an African-American-controlled and managed commercial bank chartered by the Pennsylvania Department of Banking. The Bank's deposits are insured by the FDIC and the Bank is a member of the FRS. The Bank offers a wide range of consumer and commercial banking services in Philadelphia with an emphasis on service to neighborhoods and local communities. As a community bank, the Bank seeks to be flexible and responsive to the needs of the residents in the areas it serves. The Bank believes that its business development activities will be enhanced by the close ties of its directors to the African-American community in Philadelphia and vicinity.

History

     The Bank filed its Application for Permission to Establish a State-Chartered Banking Institution (the "Application") with the Pennsylvania Department of Banking (the "Department") on July 3, 1990, and received preliminary approval on September 17, 1990. The Department conditioned receipt of the Bank's Certificate of Authorization to do Business (the "Charter") upon, among other things, the Bank's raising of at least $5,000,000 in capital and Federal Reserve Board (the "FRB") approval of the Bank's Application for Membership in the FRS (the "Federal Applica tion"). The Bank filed its Federal Application with the FRB in August, 1991. The Bank raised $6,042,950 and was accepted for membership into the FRS on January 29, 1992. Due to a change in Federal Regulations, the Bank was required to file an application for Federal Deposit Insurance on January 27, 1992. The Bank received notification of Insurance from the Federal Deposit Insurance Corporation ("FDIC") on March 18, 1992, and received its Certificate of Authorization to do Business from the Department on March 19, 1992. The Bank opened for business on March 23, 1992.

     In 1993, the Bank acquired five (5) branch locations from the Resolution Trust Corporation ("RTC"). The first of these acquisitions included both branches and all of the deposits of Chase Federal Savings and Loan Association ("Chase"). Pursuant to the Chase acquisition, the Bank acquired approximately $11,800,000 in deposits from the RTC and established branch locations at 1562 East Wadsworth Avenue, in the Mt. Airy section of Philadelphia, and at 1015 North Marshall Street in North Philadelphia. The RTC has provided these locations to the Bank on a rent-free basis for a period of five years from the date of the acquisition. Additionally, pursuant to the acquisition of Chase, the Bank received the right to purchase residential real estate loans from the RTC totalling approximately $11,800,000.

     In August, 1993, the Bank acquired the deposits of three branches of Home Unity Savings and Loan Association ("Home Unity"), totalling approximately $97,000,000. Pursuant to the Home Unity acquisition, the Bank established locations at Two Penn Center, Philadelphia, PA and 4806 Frankford Avenue, Philadelphia, PA. The Bank sold the third acquired branch, which was located outside of the Bank's current market area in Bensalem, PA, to PNC Bank, along with approximately $34,500,000 in deposits associated with that branch. Additionally, pursuant to the acquisition of Home Unity, the Bank received the right to purchase up to approximately $97,000,000 of residential real estate loans from the RTC.

     The Bank exercised its right to acquire loans equal to the amount of deposits acquired in the branch acquisitions on December 22, 1993. The Bank acquired loans with outstanding principal balances totalling approximately $107,600,000 for $104,400,000 net of a discount of $3,200,000. The Bank immediately sold $64,800,000 of these loans at a net gain of $2,600,000.

     In March, 1994, the Bank sold approximately $13,100,000 of the acquired loans. After paying PNC Bank $350,000 (the amount attributable to the loans acquired by PNC Bank in connection with the acquisition of the Bensalem branch), the net gain on the sale was approximately $191,000. The payment to PNC Bank was contingent upon the Bank's sale of loans during 1994.

     In 1994, the Bank acquired two (2) branch locations. The first of these acquisitions included one branch and deposits of Ukrainian Federal Savings and Loan ("Ukrainian") from the RTC. Pursuant to the Ukrainian acquisition, the Bank acquired approximately $17,500,000 in deposits from the RTC and established a branch location at 1321 West Lindley Avenue, in North Philadelphia. The RTC has provided this location to the Bank on a rent-free basis for a period of five years from the date of the acquisition. Additionally, pursuant to the acquisition of Ukrainian, the Bank received the right to purchase residential real estate loans from the RTC totalling approximately $17,500,000. Due to inappropriate pricing, the Bank never exercised its right to purchase these loans. Instead, it was offered a compromise whereunder the Bank would receive the amount of accrued interest due. The amount of the accrued interest is in controversy. See "Litigation".

     In August, 1994, the Bank acquired the branch location and deposits of one branch of Central Pennsylvania Savings Association, totalling approximately $7,500,000. Pursuant to the Central Penn acquisition, the Bank established a location at 2820 West Girard Avenue, Philadelphia, PA.

     In 1996, the Bank closed two unprofitable branch locations acquired from the RTC, located at 1015 North Marshall Street, Philadelphia, Pennsylvania and 1321 West Lindley Avenue, Philadelphia, Pennsylvania. Also in 1996, the Bank opened a branch facility at 38th Street and Lancaster Avenue, Philadelphia, Pennsylvania.


                                   MANAGEMENT

     The business of the Company will be managed by the Board of Directors. The names and ages of the current officers and directors of the Company are as follows:

NAME                                AGE          POSITION
----                                ---          --------
James F. Bodine                     75           Vice Chairman
S. Amos Brackeen                    78           Director
Emma C. Chappell                    56           Chairman, President and CEO
Luis A. Cortes, Jr                  39           Director
Kemel G. Dawkins                    73           Director
Verdaynea F. Eason                  34           Director
L. Armstead Edwards                 54           Treasurer, Director
Marionette Y. Frazier               51           Director
William C. Green                    72           Director
Angela M. Huggins                   56           Director
William B. Moore                    54           Secretary, Director
Ernest L. Wright                    68           Director
Elmer Young, Jr                     72           Director


     Information concerning the Board of Directors and officers of the Company is as follows:

     Emma C. Chappell, age 56, is the Founder, President, Chairman of the Board and Chief Executive Officer of the Bank and the Company, a shareholder, and a director. Dr. Chappell has held her positions with the Bank since July, 1990 and held her positions with the Company since its inception. From 1959 to June, 1990, Dr. Chappell was employed by Continental Bank ("Continental") and its predecessors in various capacities where she rose to become the first woman vice president of any major commercial bank in Pennsylvania. Dr. Chappell served as Vice President, Assistant Vice President, and Assistant Treasurer of Continental from 1977 to 1990, 1975 to 1977, and 1971 to 1974, respectively. In the period most recent to her move to the Bank, Dr. Chappell served as Vice President in charge of the Urban Development Services Department of Continental. Dr. Chappell received her education at Berean Institute, Temple University and the Stonier Graduate School of Banking at Rutgers University.

     James F. Bodine, age 75, Vice Chairman of the Board of Directors and a shareholder of the Company, has been retired as the Managing Partner of The Urban Affairs Partnership since 1987, a position he held for approximately seven years. From 1979 to 1980, Mr. Bodine served as the

Secretary of Commerce of the Commonwealth of Pennsylvania. Mr. Bodine served as the President of First Pennsylvania Bank, Philadelphia, Pennsylvania from 1972 to 1978. From 1948 to 1972 Mr. Bodine was employed by First Pennsylvania Bank in various capacities, including Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, and Treasurer. Mr. Bodine received a Bachelor of Arts degree from Yale University in 1943 and a Master of Business Administration degree from Harvard University in 1948. Mr. Bodine is active in numerous business, cultural, and community organizations committed to social issues of inner- city low income minorities, including the Philadelphia Youth Service Corps. and the Informal Coalition on Homelessness, for which Mr. Bodine serves as Chairman.

     Reverend S. Amos Brackeen, age 78, a director and shareholder of the Company, is the founder and pastor of the Philippian Baptist Church of Philadelphia. He formerly served as a regional supervisor for the Atlanta Life Insurance Company, as an auditor for the Baptist State Convention and the Baptist Ministers Conference of Philadelphia, and as a consultant to the Mortgage Bankers of New York. He received his Bachelor of Divinity degree from Oberlin School of Theology and a Master of Divinity degree from Vanderbilt University, Nashville, Tennessee.

     Reverend Luis A. Cortes, Jr., age 39, a director and shareholder of the Company, is an ordained minister of the American Baptist Churches, USA. He has served since 1988 as Executive Director of the Hispanic Clergy of Philadelphia & Vicinity. From 1984 to 1988, Reverend Cortes was Associate Executive Minister and Fund-raiser for the Philadelphia Baptist Association. Reverend Cortes also served as a Professor at Eastern Theological Seminary from 1981 to 1984. He received his Bachelor of Arts degree from City College of New York and a Master of Divinity degree from Union Theological Seminary, New York.

     Kemel G. Dawkins, age 73, a director and shareholder of the Company, has been President of Kemrodco Development and Construction Company, Inc. and Kem-Her Construction Company, Inc. since 1972. Prior to organizing his own companies, he served as journeyman, carpenter foreman, and superintendent for McCloskey and Company, general contractors, for over 20 years.

     Verdaynea C. Eason, age 34 is a director and shareholder of the Company. Ms. Eason served as Vice President, Compliance for the Bank from its inception through 1994. Ms. Eason served an integral role in the formation of the Bank. Ms. Eason received a Bachelors degree from Howard University and a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

     L. Armstead Edwards, age 54, is Treasurer and a director and shareholder of the Company. Mr. Edwards has been the owner and president of P.A.Z., Inc., an entertainment management company located in Philadelphia, since 1980. Mr. Edwards received a Bachelor's degree in

Elementary Education from Cheyney University in 1964, a Master's degree in Urban
Education  from  Temple  University  in  1973,  and  his  Elementary   Principal
Certification from Temple University in 1973.

     Marionette Y. Frazier, age 52, a director and shareholder of the Company. Ms. Frazier is secretary and treasurer of John Frazier, Inc., Philadelphia, Pennsylvania, a position that she has held since 1981. Ms. Frazier has 15 years experience in the commercial construction field.

     William C. Green, age 72, a director and shareholder of the Company, is a co-founder of the Ivy Leaf Middle School. Mr. Green has been a teacher with the School District of Philadelphia for 32 years at the elementary, junior high, and senior high school levels, and from 1970 to 1981, he served as Director of the Division on African and Afro-American Studies. Mr. Green received his Bachelor of Science degree from Morgan State College and a Master of Education degree from the University of Pennsylvania.

     Angela M. Huggins, age 53, is a director and shareholder of the Company. Since 1984, Ms. Huggins has served as the Director of Facilities Services for RMS Technologies, Inc. in Marlton, New Jersey. Ms. Huggins holds a Bachelor of Arts degree from Howard University and a Master of Science degree from Drexel University.

     Reverend William B. Moore, age 54, is Secretary, director and shareholder of the Company. Reverend Moore has served as pastor of the Tenth Memorial Baptist Church, Philadelphia, Pennsylvania, since 1974. Reverend Moore served as the Chairman, First Vice President and President of the Black Clergy of Philadelphia and Vicinity from 1978 to 1982, 1985 to 1986, and January, 1987 to January 1990, respectively. He is also currently a member of the Baptist Ministers Conference of Philadelphia and Vicinity and the Missionary Baptist Pastors Conference of Philadelphia and Vicinity.

     Ernest L. Wright, age 67, a director and shareholder of the Company, is the founder, President and Chief Executive Officer of Ernest L. Wright Construction Company. Mr. Wright has held this position since 1972. Mr. Wright has been active in the construction industry for over 45 years with both business and technical experience.

     Elmer Young, Jr., age 71, a director and shareholder of the Company retired in 1988 from The Glenmede Trust Company, where he served as Vice President since 1983. Previously, Mr. Young served as Senior Vice President of First Pennsylvania Bank, Philadelphia, Pennsylvania, where he worked since 1971. Mr. Young has been serving on the board of directors of North Carolina Mutual Life Insurance Company, Durham, North Carolina since 1980.

     The Company is a party to an employment contract with Dr. Emma C. Chappell ending December 31, 2000 (the "Employment Agreement").

     Dr. Chappell is entitled to receive health, disability, life and other insurance benefits and is entitled to participate in or receive benefits under employee benefit, retirement, pension, profit-sharing or other similar plans to be established at the discretion of the Board of Directors of the Company.

     One Hundred Thousand shares of the Company's common stock are subject to a Long Term Incentive Compensation Plan (the "Plan") under which options to purchase the Company's common stock may be granted to key employees at a price not less than the fair market value thereof at the date of the grant ("Options"), and common stock may be awarded as Restricted Stock, subject for a period of time to substantial risk of forfeiture and restrictions on disposition as determined by the Board of Directors as of the date of the grant ("Restricted Stock"). Pursuant to the Plan, Options are granted in tandem with Stock Appreciation Rights allowing the holder of an Option to surrender the Option and receive an amount equal to the appreciation in market value of a fixed number of shares of common stock from the date of the grant of the Option ("SARs"). SARs may be payable in common stock or cash or a combination of both. The Plan also allows the Board of Directors to grant Performance Shares, which are contingent rights to receive, when certain performance criteria have been attained, amounts of common stock and cash determined by the Board of Directors for such an award ("Performance Shares"). Such rights are subject to forfeiture or reduction if performance goals specified are not met during the performance period.

     The following table sets forth the identity of the members of the Board of Directors of the Company, the percentage of the common stock that is currently beneficially owned by such shareholders:

                               Directors and Officers of the Bank
                             Shares of Registrant's Common Stock
Name                                  Beneficially Owned              Percentage
----                                  ------------------              ----------
James F. Bodine                              10,833                      1.33%
S. Amos Brackeen                              5,000                       .61%
Emma C. Chappell(1)                           7,000                       .86%
Luis A. Cortes, Jr                              500                       .06%
Kemel G. Dawkins                              8,333                      1.02%
Verdaynea F. Eason                              300                       .04%
L. Armstead Edwards                          10,833                      1.33%
Marionette Y. Frazier                         9,350                      1.14%
William C. Green (2)                         13,833                      1.69%
Angela M. Huggins                             4,200                       .51%
William B. Moore                              1,000                       .12%
Ernest L. Wright                              5,000                       .62%
Elmer Young, Jr                                 100                       .01%
                                             ------                      ----
   TOTAL                                     80,815                      9.44%
                                             ======                      ====

----------

(1) Dr. Chappell also acts as Trustee of a voting trust agreement pursuant to which Fahnstock, Inc deposited 5,209 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell acts as Trustee of a voting trust agreement pursuant to which NationsBank Corporation deposited 33,500 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell also owns options to purchase up to 29,694 shares of the common stock of UBS at a purchase price of $8.54 per share . This option was awarded on September 15, 1993 and remains in effect for a term of five years from that date.

(2)  Owned jointly with Liller B. Green, his wife.

     Dr. Chappell also acts as Trustee of a voting trust agreement, pursuant to which Fahnstock, Inc deposited 5,209 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell acts as Trustee of a voting trust agreement, pursuant to which NationsBank Corporation deposited 33,500 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell also owns options to purchase up to 29,694 shares of the common stock of UBS for a purchase price of $8.54 per share. This option was awarded on September 15, 1993 and remains in effect for a term of five years from that date.


                                  THE OFFERING

The Units

     A maximum of 250,000 Shares are being offered on a best efforts basis by the officers and directors of the Company at a price of $12.00 per Share. No selling fees or commissions will be paid in connection with the offer and sale of the Shares. The offering of the Shares will continue until September 30, 1996, unless extended in the discretion of the Company.

     Shares will be sold only to persons who are existing Shareholders of the Company. The Company shall have the right in its absolute discretion to accept or reject any subscription for a Share. No fractional Shares will be issued.

Subscription Agreement

     Each person desiring to subscribe for Shares will be required to enter into a Subscription

Agreement with the Company in the form attached as Exhibit B hereto. Prospective investors must execute the Subscription Agreement and return it to the Company together with a check in the amount of $12.00 per Share payable to United Bancshares, Inc.


Determination of the Offering Price

     The offering price for the Shares has been determined solely by the Company and is based on the amount of funds that the Company currently anticipates requiring for expansion. The offering price should not be regarded as an indication of the value of the Shares, or the value of the Company.


Investment Restrictions

     No public market exists for the Shares and it is unlikely that a public market will arise in the future. Accordingly, it may be difficult or impossible for a purchaser to resell the Shares. Moreover, the Shares are being offered pursuant to exemptions from registration under the Act and applicable state securities laws, the availability of which depends, among other conditions, upon the intent of the subscribers to purchase such Shares for investment purposes only and not with a view toward the resale or distribution thereof. By executing the Subscription Agreement an investor will represent that he/she is purchasing the Shares for investment purposes only and will agree not to sell, transfer or otherwise dispose of the Shares unless they are registered under the Act and applicable state securities laws (which the Company is neither required to do nor anticipates doing) or an exemption from such registration requirements is available. In addition, Pennsylvania law requires that investors who are Pennsylvania residents or domiciliaries not sell the Shares for a period of twelve months from the date of purchase.

Right of Withdrawal

     Any Pennsylvania resident who has entered into the Subscription Agreement may elect, within two business days from the date of receipt by the Company of the Subscription Agreement, to withdraw from the Subscription Agreement and receive a full refund of all monies paid.

     In the event of such a withdrawal, the subscriber will not incur any further liability to the Company or to any other person. To accomplish this withdrawal, a subscriber need only send a letter or telegram, which must be postmarked prior to the end of the aforementioned second business day, to the Company indicating his intention to withdraw. If a subscriber chooses to withdraw by letter, it is prudent to send it by certified mail, return receipt requested, to ensure that the letter is received and also to evidence the time of mailing. A subscriber making an oral request for withdrawal must ask for written confirmation that such request has been received.

                                DIVIDEND POLICIES

     The Company intends to retain its earnings, if any, for the purpose of making additions to the Bank's capital and reserves. Accordingly, the Company does not anticipate it will pay any cash dividends for the foreseeable future, and there can be no assurance that the Company will ever pay cash dividends.

     If the Company has stable profitable operations, the Company's dividend policy will be subject to various regulatory considerations and to the discretion of the Company's Board of Directors, which will consider a number of factors, including the Bank's operating results, financial condition, and prevailing economic conditions. The Company's ability to dividend to the holders of the Common Stock will be directly related, therefore, to the Bank's performance and ability to dividend to the Company. The Bank's ability to declare dividends is subject to the restrictions set forth in the Banking Code, the Federal Reserve Act, and the Federal Deposit Insurance Act.

     The Banking Code provides that cash dividends may be declared and paid only from accumulated net earnings and that, prior to the declaration of any dividend, if the surplus of a bank is less than the amount of its capital the bank shall, until surplus is equal to such amount, transfer to surplus an amount which is at least ten percent of the net earnings of the bank for the period since the end of the last fiscal year or any shorter period since the declaration of a dividend. If the surplus of a bank is less than 50% of the amount of its capital, no dividend may be declared or paid by the bank without the prior approval of the Department.

     Under the Federal Reserve Act, if a bank has sustained losses equal to or exceeding its undivided profits then on hand, no dividend shall be paid, and no dividends can ever be paid in an amount greater than such bank's net profits less losses and bad debts. Cash dividends must be approved by the Board if the total of all cash dividends declared by a bank in any calendar year, including the proposed cash dividend, exceeds the total of the Bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or to a fund for the retirement of preferred stock. Under the Federal Reserve Act, the Board has the power to prohibit the payment of cash dividends by a bank if it determines that such a payment would be an unsafe or unsound banking practice.

     The Federal Deposit Insurance Act generally prohibits all payments of dividends by a bank which is in default of any assessment to the FDIC.

     The Series A Preferred Stock is accorded limited rights under the Certificate of Designations, Preferences and Rights of a First Series of Preferred Stock of United Bancshares, Inc. (the "Certificate of Designations"). Upon any declaration of a dividend by the Company, the Certificate of Designations provides that, so long as the Company has sufficient assets legally available for distribution, each share of the Series A Preferred Stock will be accorded a dividend preference equal to 6% of the original purchase price. The holders of the Series A Preferred Stock will be paid this amount prior to any amount being paid on account of the Common Stock.

     The availability of this preference may be limited by the funds available for dividend or by management policies. No assurance can be given that there will be available to the Company a sufficient amount to cover this dividend preference either in whole or in part.

     The Series A Preferred Stock does not have any conversion rights, and, except as otherwise required by applicable law, does not have any voting rights. The Certificate of Designations provides that the Company's Articles of Incorporation shall not be amended in any manner that would materially affect the rights of the Series A Preferred Stock without consent of the holders of al least 51% of the outstanding Series A Preferred Stock.

                            LIMITATION OF LIABILITY.

     Pursuant to the Pennsylvania Director's Liability Act, the Bylaws of the Company provide that a director of the Company is not personally liable for monetary damages as such for any act taken, or any failure to take action, unless (a) the director has breached or failed to perform the duties of his office, and (b) the breach or failure constitutes self-dealing, willful misconduct, or recklessness. The Bylaw provision does not eliminate the personal monetary liability of a director of the Company where such director is responsible or liable pursuant to any criminal statute or for the payment of taxes.

                                   LITIGATION

     There is no pending, or to the best of our knowledge and after reasonable inquiry of the Officers, threatened actions, suits or proceedings before any court, governmental agency, arbitrator or instrumentality other than in the ordinary course of the Company's business.

                             ADDITIONAL INFORMATION

     All original documentation and information with respect to the offering of the Shares not previously defined are available for inspection at the office of the Company at 714 Market Street, Philadelphia, Pennsylvania 19106. Prospective investors or their representatives may, at any time, during normal business hours, prior to the sale of the Units, ask questions of the officers of the Company with respect to the terms and conditions of the offering of the Units and request additional information. Any such requests should be addressed to the attention of the Secretary of the Company. The officers of the Company will provide answers to such questions and provide information to the extent such answers and information are available to it or can be obtained without unreasonable effort or expense.

                                    EXHIBIT A

            UNAUDITED BALANCE SHEET OF THE COMPANY AT MARCH 31, 1997

                                  Balance Sheet
                                       of
                             United Bancshares, Inc.
                                 March 31, 1997



                                                                                    Dollar Amounts in Thousands
                                                                                    ---------------------------

ASSETS

   Cash and balances due from depository institutions:
            Noninterest bearing balances and currency and coin                                   2,987
            Interest bearing balances                                                              310
   Securities:
            Held-to-maturity securities                                                          7,164
            Available-for-sale securities                                                        6,968
   Federal funds sold and securities purchased under agreements to resell:
            Federal funds sold                                                                   6,038
            Securities purchased under agreements to resell                                          0
   Loans and lease financing receivables:
            Loans and leases, net of unearned income                                            63,881
            Allowance for loan and leases losses                                                  (494)
            Loans and leases, net of unearned income, allowance and reserve                     63,387
   Trading assets                                                                                    0
   Premises and fixed assets                                                                     1,530
   Other real estate owned                                                                           0
   Investments in unconsolidated subsidiaries and associated companies                               0
   Customers' liability to this bank on acceptances outstanding                                      0
   Intangible assets                                                                               236
   Other assets                                                                                  1,684
                                                                                                ------
   Total assets                                                                                 90,304

LIABILITIES

   Deposits, interest bearing                                                                   71,997
   Deposits, noninterest bearing                                                                10,074
   Long term debt                                                                                   97
   Accrued expenses and other liabilities                                                          816
                                                                                               -------
   Total liabilities                                                                            82,984

EQUITY CAPITAL

   Perpetual preferred stock and related surplus                                                 1,863
   Common stock                                                                                    802
   Surplus                                                                                       7,554
   Undivided profits and capital reserves                                                       (2,900)
   Net unrealized holding gains unavailable for sale securities                                      1
                                                                                               -------
   Total equity capital                                                                          7,320

   Total liabilities and equity capital                                                         90,304



                             United Bancshares, Inc.
                             Statement of Operations
                                 March 31, 1997


Interest income:
   Interest and fees on loans                                                                   1,354
   Interest on investment securities                                                              218
   Interest on federal funds sold                                                                  61
   Interest on time deposits with other banks                                                       5
                                                                                               ------
Total interest income                                                                           1,638

Interest expense:
   Interest on deposits                                                                           421
   Interest on demand deposits                                                                     13
   Interest on savings deposits                                                                   183
   Interest on borrowed funds                                                                       1
                                                                                               ------
Total interest expense                                                                            618

Net interest income                                                                             1,020

Provision for loan losses                                                                          18
Net interest income after provision for loan losses                                             1,002

Noninterest income:
   Customer service fees                                                                          136
   Other income                                                                                    60
                                                                                               ------
Total noninterest income                                                                          196

Realized gain on available for sale securities                                                      9

Noninterest expense
   Salary, wages and employee benefits                                                            568
   Occupancy and equipment                                                                        199
   Other noninterest expense                                                                      553
                                                                                               ------
Total non-interest expense                                                                      1,320

Net (loss) income                                                                                (113)



                                    EXHIBIT B

                             SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION AGREEMENT

United Bancshares, Inc.
714 Market Street
Philadelphia, PA  19106


     The undersigned is entering into this Subscription Agreement (the "Agreement") in connection with his or her subscription for _____________ shares of Common Stock (the "Shares") in United Bancshares, Inc. (the "Company"). The purchase price is $12 per Share.

     1. Subscription. Subject to the terms and conditions set forth herein, the undersigned hereby irrevocably subscribes for and agrees to purchase the above-designated number of Shares. The purchase price for the Shares will be payable upon submission by the undersigned of this executed Subscription Agreement.

     If this subscription for Shares is rejected by the Company the undersigned will promptly be refunded all amounts he or she has paid for the Shares without interest.

     2. Acceptance of Subscription. The undersigned understands and agrees that this subscription is made subject to the following terms and conditions:

     (a) The Company shall have the right in its discretion to reject this subscription in whole or in part.

     (b) The Company shall have no obligation to accept subscriptions in the order in which they are received.

     3. Representations and Warranties of the Undersigned. The undersigned understands that the Shares are being offered and sold under an exemption from registration of the Securities Act of 1933, as amended (the "Act") and under similar exemptions under applicable state securities laws; that he/she is subscribing for Shares without being furnished any offering literature or prospectus other than the Confidential Offering Memorandum dated May 19, 1997 (the "Offering Memorandum"); that this transaction has not been examined by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any other jurisdiction; that all documents, records and books pertaining to this investment requested by the undersigned have been made available by the Company to the undersigned and his representatives, including his/her attorney, his/her accountant and/or his/her purchaser representative; and that the books and records of the Company have been and will be available upon reasonable notice for inspection by investors during reasonable business hours at the Company's offices. The undersigned hereby further represents and warrants as follows:

          (a) The undersigned, if he or she is an individual, is at least 21 years of age.

          (b) The undersigned, if a corporation or partnership, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, and has all requisite corporate or partnership authority to execute and deliver this agreement and to consummate the transactions contemplated hereby.

          (c) The undersigned understands that the Shares are a speculative investment that involves a degree of risk of loss by the undersigned of his or her investment therein. The undersigned understands that the Company was formed in April, 1993 and has not conducted profitable operations to date. The Company's ownership interest in United Bank of Philadelphia (the "Bank") is its sole asset.

          (d) The undersigned confirms that he or she understands and has fully considered for purposes of this investment that there are substantial restrictions on the transferability of the Shares, there will be no public market for the Shares and, accordingly, it probably will not be possible for the undersigned to liquidate his or her investment in the Shares in the case of an emergency or to use the Shares as collateral for a loan.

          (e) The undersigned confirms that, in making his or her decision to purchase the Shares hereby subscribed for, he or she has relied solely upon the information contained herein and in the Offering Memorandum and upon independent investigations made by him or her and/or his or her representatives and that he or she and such representatives have been given the opportunity to ask questions of and to receive answers from the Company concerning any information delivered to the undersigned by the Company, to the extent the Company can do so without unreasonable effort or expense.

          (f) The Shares hereby subscribed for are being acquired by the undersigned, in his or her own name, in good faith solely for his or her own personal account for investment purposes only and is not being purchased with a view to or for resale, distribution, subdivision or fractionization thereof; the undersigned has no contract, understanding, undertaking, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares for which he or she hereby subscribes or any part thereof; the undersigned has no current plans to enter into any such contract, undertaking, agreement, understanding or arrangement; and the undersigned understands that the legal consequences of the representations and warranties are that he or she must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act or under the applicable state securities laws and therefore cannot be sold unless they are subsequently registered under the Act and such state securities laws (which the Company is not obligated to do and has no current intention of doing) or an exemption from such registration is available.

          (g) The undersigned consents to the placement of a legend on the certificate representing the Shares being purchased by him or her and the shares purchased pursuant to warrant exercise, which legend will be in substantially the following form:

                     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE REGISTRATION STATUTES. BY ACQUIRING THE SECURITIES REPRESENTED HEREBY, THE HOLDER HEREOF REPRESENTS THAT HE OR SHE WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SECURITIES WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND RULES AND REGULATIONS THEREUNDER AND, WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SECURITIES FOR IN ANY EVENT A PERIOD OF TWO YEARS AFTER THE DATE OF PURCHASE.

          (h) The undersigned has been advised by the Company and understands that pursuant to Section 207(m) of the Pennsylvania Securities Act of 1972,
     (i) he or she has the right to cancel and withdraw this subscription agreement upon written notice to the Company given within two business days following receipt by the Company of this executed subscription agreement,
     (ii) upon such cancellation or withdrawal, he or she will have no obligation or duty under this subscription agreement to the Company or any other person and will be entitled to full refund without interest of any amounts paid by him pursuant to this subscription agreement, and (iii) any notice of cancellation or withdrawal should be made by telegraph or certified or registered mail and will be effective when delivered to Western Union or deposited in the United States mails as aforesaid, with postage or other transmittal fees prepaid.

          (i) The undersigned hereby represents that he or she is a stockholder of the Company

     The foregoing representations, warranties and undertakings are made by the undersigned with the intent that they be relied upon in determining his or her suitability as an investor in the Company, and the undersigned hereby agrees that such representations and warranties shall survive his or her purchase of the Shares.

     4. Revocation. The undersigned agrees that, except as and to the extent set forth in paragraph 3(h) hereof, he or she may not cancel, terminate or revoke this agreement or any agreement of the undersigned made hereunder and that this Agreement shall be legally binding upon the undersigned's heirs, executors, administrators, successors and assigns.

     5. No Waiver of Rights. Notwithstanding any of the representations, warranties, acknowledgements or agreements made herein, the undersigned does not thereby or in any other manner waive any rights granted to him or her under applicable federal or state securities laws.

     6. Miscellaneous.

     (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at the addressees set forth in the records of the Company, or such other address as the addressee shall designate.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflict of laws provisions thereof.

     (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties.

                             UNITED BANCSHARES, INC.

                    Signature Page to Subscription Agreement
                                 (Please Print)


INDIVIDUAL SUBSCRIBER                    CORPORATION OR PARTNERSHIP SUBSCRIBER



__________________________________       ______________________________________
NAME                                     NAME OF CORPORATION OR PARTNERSHIP



__________________________________       By:__________________________________
Subscriber's Signature                   Name:________________________________
                                         Title:_______________________________


Subscriber Address                       Subscriber Address

__________________________________       __________________________________

__________________________________       __________________________________

__________________________________       __________________________________


Telephone Number                         Telephone Number

(     )                                  (     )
__________________________________       __________________________________



Social Security Number                   Taxpayer Identification Number

__________________________________       __________________________________


Date: ____________________________       Date: ____________________________

Number of Shares: ________________       Number of Shares: ________________

                                   ACCEPTANCE

     This Subscription Agreement is hereby accepted.


DATE: ____________________________        UNITED BANCSHARES, INC.




                                          By__________________________________


                                          Title_______________________________